Exhibit 3.1

                                     BYLAWS

                                       OF

                             ONE LINK 4 TRAVEL, INC.

                  (Amended and Restated as of August 24, 2005)


                                    ARTICLE I
                                     OFFICES
                                     -------

     Section 1. Registered Office. The corporation shall maintain a registered office in the State of Delaware at such location as the Board of Directors may from time to time determine.

     Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of the meeting.

     Section 2. Annual Meeting.

          (a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated by the Board of Directors and stated in the notice of the meeting.

            (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
      (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement


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      released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business,
      (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A (or any successor regulation) ("Regulation 14A") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in such stockholder's capacity as a proponent to a stockholder proposal. In addition to the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act to the extent such regulations require notice that is different from the notice required above. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he or she should so determine, the chairman shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

            (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 2. Such stockholder's notice shall set forth
      (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and
      (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to subitems (ii), (iii) and (iv) of paragraph (b) of this Section 2. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.


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     Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and time of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

      Section 4. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, or have prepared and made, at least ten
(10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 5. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute or by the Certificate of Incorporation, as amended from time to time (the "Certificate of Incorporation"), may only be called pursuant to a resolution adopted by a majority of the Board of Directors indicating the purpose or purposes of the proposed meeting, the place, date and time of the proposed meeting, and the record date for determining the stockholders having the right of notice of and to vote at such meeting.

      Section 6. Notice of Special Meeting. Written notice of a special meeting stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 7. Action at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 8. Quorum and Adjournments.

            (a) The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the


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      transaction of business except as otherwise provided by statute or by the
      Certificate of Incorporation; if, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified; if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            (b) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      Section 9. Voting Rights. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

      Section 10. Action Without Meeting. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

      Section 11. Meeting Procedure.

            (a) At every meeting of stockholders, the Chief Executive Officer, or, if the Chief Executive Officer is absent, an officer of the corporation designated by the Board of Directors, or, if no such officer is designated, an officer of the corporation chosen by a majority in interest of the stockholders entitled to vote, present at the meeting in person or by proxy, shall act as chairman of the meeting. The Secretary, or, in his or her absence, an officer of the corporation directed to do so by the chairman of the meeting, shall act as secretary of the meeting.

            (b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present,


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      limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE III
                                    DIRECTORS
                                    ---------

      Section 1. Number, Term of Office and Qualification. The number of directors which shall constitute the whole Board of Directors may be fixed or changed from time to time by resolution of the Board of Directors; provided that the number shall be no less than two (2) and no more than ten (10), and the initial number of directors upon adoption of these Bylaws shall be five (5). Each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

      Section 2. Vacancies. Vacancies, including those occurring by virtue of newly created directorships, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

      Section 3. Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     Section 4. Regular and Special Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

      Section 5. Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

      Section 6. Notice of Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or President on no less than forty-eight (48) hours notice to each director either personally, or by


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telephone, mail, telegram, facsimile or electronic mail; special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of the sole director.

      Section 7. Quorum. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by these Bylaws, by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 8. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 9. Conference Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

      Section 10. Fees and Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation (including equity-based compensation) of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      Section 11. Removal. Subject to any limitations imposed by law or the Certificate of Incorporation, the Board of Directors, or any individual director, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an election of directors.


                                   ARTICLE IV
                      COMMITTEES OF THE BOARD OF DIRECTORS
                      ------------------------------------


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      Section 1. Audit Committee. The Board of Directors shall designate, by resolution passed by a majority of the whole Board of Directors, an Audit Committee consisting of three directors or such other number as may be specified by the Board of Directors, which shall review the internal financial controls of the corporation, and the integrity of its financial reporting, and have such other powers and duties as the Board of Directors determines. The Board of Directors may adopt, and if required by law or by the rules of any exchange on which the corporation's securities are listed the Board of Directors shall adopt, a charter setting forth the powers and duties of the Audit Committee, which may be amended from time to time.

      Section 2. Compensation Committee. The Board of Directors shall designate, by resolution passed by a majority of the whole Board of Directors, a Compensation Committee consisting of three directors or such other number as may be specified by the Board of Directors, which shall administer the corporation's compensation plans and have such other powers and duties as the Board of Directors determines. The Board of Directors may adopt, and if required by law or by the rules of any exchange on which the corporation's securities are listed the Board of Directors shall adopt, a charter setting forth the powers and duties of the Compensation Committee, which may be amended from time to time.

       Section 3. Nominating and Corporate Governance Committee. The Board of Directors may designate, and if required by law or by the rules of any exchange on which the corporation's securities are listed the Board of Directors shall designate, by resolution passed by a majority of the whole Board of Directors, a Nominating and Corporate Governance Committee consisting of three directors or such other number as may be specified by the Board of Directors, for the purpose of nominating candidates for election to the Board of Directors, formulating corporate governance principles, and exercising such other powers and duties as the Board of Directors determines. The Board of Directors may adopt, and if required by law or by the rules of any exchange on which the corporation's securities are listed the Board of Directors shall adopt, a charter setting forth the powers and duties of any such Nominating and Corporate Governance Committee, which may be amended from time to time.

      Section 4. Other Committees. The Board of Directors may designate, by resolution passed by a majority of the whole Board of Directors, one or more other committees. Each such committee shall consist of one or more of directors and shall have such name, powers and duties as the Board of Directors determines.

      Section 5. General Powers. Each committee of the Board of Directors, to the extent provided by the resolution or resolutions designating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the Bylaws of the corporation or any other power or authority expressly withheld from committees of the Board of Directors by the Delaware General Corporation Law; and, unless the resolution or resolutions designating such committee or the Certificate of Incorporation expressly so provide, no committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.



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      Section 6. Membership. The members of each committee of the Board of
Directors shall serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

      Section 7. Procedure. Subject to any specific procedural provisions contained in the resolution or resolutions that designate committees of the Board of Directors, or in the charters governing such committees, meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, with such changes in the context of those provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, (i) that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, (ii) that special meetings of committees may also be called by resolution of the Board of Directors, (iii) that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee; (iv) that a majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting; and
(v) that the affirmative vote of a majority of the members of a committee shall be required to take action in respect of any matter presented to or requiring the approval of the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

                                    ARTICLE V
                                     NOTICES
                                     -------

      Section 1. Notice. Whenever, under the provisions of statute or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his, her or its address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given personally, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegram, facsimile, electronic mail or other electronic means.

      Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of statute or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver thereof by electronic mail or other electronic means by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.



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                                   ARTICLE VI
                                    OFFICERS
                                    --------

      Section 1. Enumeration. The enumerated officers of the corporation shall include, if and when appointed by the Board of Directors, a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary and one or more Assistant Secretaries. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

      Section 2. Tenure, Removal and Vacancies. The officers of the corporation shall serve at the pleasure of the Board of Directors and shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

      Section 3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she shall be present. The Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned by the Board of Directors and as may be provided by law.

      Section 4. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. The Chief Executive Officer shall preside at all meetings of the stockholders, and, in the absence or nonexistence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. The Chief Executive Officer shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

      The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

      Section 5. President. Subject to such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chief Executive Officer, the President shall have general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the event a Chief Executive Officer shall not be appointed, the President shall have the duties of such office.


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      Section 6. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe.

      Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer's or President's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the seal of the corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the seal of the corporation to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

      Section 8. Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Secretary or these Bylaws may, from time to time, prescribe.

      Section 9. Chief Financial Officer. The Chief Financial Officer shall act as treasurer of the corporation and shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer or, if there be no Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the corporation. The Chief Financial Officer shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe. The Chief Financial Officer may alternatively be designated by the title "Treasurer."

      If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of


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Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Chief Financial Officer's possession or under his or her control belonging to the corporation.

      Section 10. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

      Section 11. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may delegate the powers and duties of such officer to any officer or to any director, or to any other person who it may select.

                                   ARTICLE VII
                       CERTIFICATES OF STOCK; RECORD DATE
                       ----------------------------------

      Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board, or the President or a Vice President, and the Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation.

      Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

      If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      Section 2. Execution of Certificates. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

      Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 4. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII
                                 INDEMNIFICATION
                                 ---------------

      Section 1. Indemnification of Directors and Enumerated Officers. The corporation shall indemnify its directors and enumerated officers to the fullest extent permitted by Delaware law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its directors and enumerated officers; and, provided, further, that the corporation shall not be required to indemnify any director or enumerated officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, and (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

      Section 2. Indemnification of Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law.

      Section 3. Good Faith.

            (a) For purposes of any determination under this Article VIII, a director or officer shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to an criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if such director's or officer's action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

                  (1) one or more officers or employees of the corporation whom the director or executive officer believed to be reliable and competent in the matters presented;

                  (2) counsel, independent registered public accounting firm or other persons as to matters which the director or executive officer believed to be within such person's professional competence; and

                  (3) with respect to a director, a committee of the Board of
            Directors upon which such director does not serve, as to matters within such committee's designated authority, which committee the director believes to merit confidence;

            so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

            (b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that such person had reasonable cause to believe that his or her consent was unlawful.

            (c) The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

      Section 4. Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Section 4 or otherwise.

      Notwithstanding the foregoing, unless otherwise determined pursuant to this Section 4 or otherwise, no advance shall be made by the corporation if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

      Section 5. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Article VIII shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Article VIII to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section 6. Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by Delaware law.

      Section 7. Survival of Rights. The rights conferred on any person by this
Article VIII shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      Section 8. Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VIII.

      Section 9. Amendments. Any repeal or modification of this Article VIII shall only be prospective and shall not affect the rights under this Article VIII in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

      Section 10. Saving Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article VIII that shall not have been invalidated, or by any other applicable law.

     Section 11. Certain Definitions. For the purposes of this Article VIII, the following definitions shall apply:

            (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of the testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

            (b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

            (c) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including an constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
      Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            (d) References to a "director," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

            (e) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article VIII.

                                   ARTICLE IX
                               GENERAL PROVISIONS
                               ------------------

      Section 1. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

      Section 2. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

      Section 3. Execution of Corporate Instruments. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

      Section 5. Corporate Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                    ARTICLE X
                                   AMENDMENTS
                                   ----------

      Except as otherwise set forth in Section 9 of Article VIII of these Bylaws, these Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of a majority of the voting power of all of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors. The Board of Directors shall also have the power, if such power is conferred upon the Board of Directors by the Certificate of Incorporation, to adopt, amend or repeal Bylaws by a vote of the majority of the Board of Directors unless a greater or different vote is required pursuant to the provisions of these Bylaws, the Certificate of Incorporation or any applicable provision of law.